Exhibit 10.10

Eastside Distilling, Inc.

755 Main Street, Building 4, Suite 3

Monroe, CT 06468

November __, 2024

____________________

____________________

____________________

Re:	Eastside Distilling, Inc.

Ladies and Gentlemen:

This letter agreement documents our understanding regarding your investment in Eastside Distilling, Inc. (the “Company”) through that certain Securities Purchase Agreement by and between you and the Company (the “SPA”).

Reference is made to your ownership of a Senior Secured Debenture of Beeline Financial Holdings, Inc. You agreed to make a loan to the Company of $____ (the “Investment Amount”) and acquire a Senior Secured Note pursuant to the SPA.

By acquiring the Senior Secured Note under the SPA, you will also receive shares of the Company’s Series F Convertible Preferred Stock having a stated value equal to 50% of your Investment Amount. The form of the Certificate of Designations is filed as Exhibit 3-c to the Company’s Current Report on Form 8-K filed on October 7, 2024, which can be accessed here: https://www.sec.gov/edgar/browse/?CIK=1534708&owner=exclude.

Please execute and return this letter to the Company via email to _____ Attention: Geoffrey Gwin, CEO, with a copy to _____.

Sincerely yours,

Geoffrey Gwin, Chief Executive Officer

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I hereby agree to and acknowledge the foregoing:

By:

Date: November __, 2024

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